Exhibit 5.1

             February 12, 2024

Phillips Edison & Company, Inc.

11501 Northlake Drive

Cincinnati, Ohio 45249

Re:

Phillips Edison & Company, Inc., a Maryland corporation (the “Company”) – Registration of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company having an aggregate gross sales price of up to $250,000,000 (the “Shares”) to be sold in an at-the-market offering (the “Offering”) pursuant to a Registration Statement on Form S-3 (Registration Nos. 333-262627 and 333-262627-01) filed with the Securities and Exchange Commission (the “Commission”) on February 10, 2022 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company under the Registration Statement. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)

the corporate charter of the Company (the “Charter”) represented by Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on August 4, 2020, Articles of Amendment filed with the SDAT on July 2, 2021, Articles of Amendment filed with the SDAT on July 2, 2021, Articles Supplementary filed with the SDAT on July 2, 2021, Articles of Amendment filed with the SDAT on July 2, 2021, Articles Supplementary filed with the SDAT on July 16, 2021 and Articles Supplementary filed with the SDAT on May 5, 2022;

(ii)	the Fifth Amended and Restated Bylaws of the Company, effective as of July 19, 2021 (the “Bylaws”);

(iii)

resolutions adopted by the Board of Directors of the Company (the “Board”) on or as of February 12, 2024 and by the ATM Offering Committee of the Board on or as of February 12, 2024 (collectively, the “Directors’ Resolutions”);

BALLARD SPAHR LLP

Phillips Edison & Company, Inc.

February 12, 2024

(iv)	the Registration Statement filed by the Company with the Commission under the Act, the related base prospectus, dated February 10, 2022, and the related prospectus supplement, dated February 12, 2024;

(v)

a fully executed counterpart of the Sales Agreement, dated as of February 12, 2024 (the “Sales Agreement”), by and among the Company, Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership, and each of (i) Morgan Stanley & Co. LLC, BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Fifth Third Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Regions Securities LLC, Wedbush Securities Inc. and Wells Fargo Securities, LLC, as sales agent, forward seller (except with respect to BTIG, LLC) and/or principal, and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant forward purchaser, and (ii) Morgan Stanley & Co. LLC, Bank of America, N.A., Bank of Montreal, Citibank, N.A. (or an affiliate thereof), Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Nomura Global Financial Products, Inc., Regions Securities LLC and Wells Fargo Bank, National Association, as forward purchasers;

(vi)	a status certificate of the SDAT, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

(vii)

a certificate of two officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete and have not been rescinded or modified, and that the Charter, the Bylaws and the Directors’ Resolutions are in full force and effect on the date of the Officers’ Certificate, and certifying as to the manner of adoption of the Directors’ Resolutions, the authorization for issuance of the Shares, and the form, approval, execution and delivery of the Sales Agreement; and

(viii)	such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

BALLARD SPAHR LLP

Phillips Edison & Company, Inc.

February 12, 2024

(c)

any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not, and will not, differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e)

neither the issuance and sale of the Shares pursuant to the Sales Agreement, nor the ownership of the Shares by purchasers thereof, will violate any of the ownership or transfer restrictions or limitations contained in the Charter;

(f)

none of the Shares will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL;

(g)

the aggregate gross sales price of all of the Shares sold pursuant to the Sales Agreement will not exceed $250,000,000, and the aggregate number of Shares issued and sold pursuant to the Sales Agreement will not exceed the maximum aggregate number authorized for issuance and sale in the Directors’ Resolutions;

(h)

the consideration per share to be received by the Company for each Share issued and sold pursuant to the Sales Agreement will be determined in accordance with, and will not be less than the applicable minimum consideration per share set forth in, the Directors’ Resolutions; and

(i)

upon each issuance of any of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(2)

The Shares to be issued in the Offering have been duly authorized for issuance by the Company pursuant to the Sales Agreement, and when such Shares are issued and delivered in exchange for payment of the consideration therefor, as provided in, and in accordance with the terms of, the Sales Agreement and the Directors’ Resolutions, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

BALLARD SPAHR LLP

Phillips Edison & Company, Inc.

February 12, 2024

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares, which is incorporated by reference in the Registration Statement, and we further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP